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                                                                   EXHIBIT 10.61

                              GENIUS PRODUCTS, INC.
                              AMENDED AND RESTATED
                      1997 NON-QUALIFIED STOCK OPTION PLAN

         1. PURPOSE: This Non-Qualified Stock Option Plan (the "PLAN") is intended to serve as an incentive to and to encourage stock ownership by certain directors, officers, employees of and certain persons rendering service to Genius Products, Inc. (f/k/a International Trading and Manufacturing Corporation, a Nevada Corporation) (the "CORPORATION"), so that they may acquire or increase their proprietary interest in the success of the Corporation, and to encourage them to remain in the Corporation's service.

         2. ADMINISTRATION: The Plan shall be administered by a committee appointed by the Corporation's Board of Directors (the "COMMITTEE"). The Committee shall consist of not less than two (2) members who shall be appointed by, and serve at the pleasure of, the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled only by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may be determine. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee. No member of the Committee shall vote on any matter concerning his or her own participation in the Plan, except that the Board of Directors as a whole may act on options granted to directors. The Committee shall be authorized to grant options under the Plan to such directors, officers, employees of, and other persons rendering service to, the Corporation or any parent or subsidiary corporation of the Corporation, as defined for purposes of Section 422A of the Internal Revenue Code of 1986, as from time to time amended ("PARENT" or "SUBSIDIARY"), at such times and in such amounts as it may decide. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the committee or Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3. ELIGIBILITY

                  3.1. GENERAL: Any person who performs services of special importance to the Corporation, or any Parent or Subsidiary thereof, relating to the Corporation's management, operation or development shall be eligible to receive options under the Plan. The selection of options recipients shall be within the sole and absolute discretion of the Committee, or the Board of Directors.

                  3.2. TERMINATION OF ELIGIBILITY: An optionee's eligibility to participate in the Plan shall terminate (other than by reason of his or her death) on the date the optionee (i) ceases to be employed by the Corporation or a Parent or Subsidiary thereof or (ii) if not an employee, ceases to be a member of the Corporation's Board of Directors. The options of an optionee whose eligibility under the Plan has terminated shall expire (a) ten (10) years from the date the optionee (i) "Resigns for Good Reason" if so provided in the optionee's employment agreement with the Company, if any, or (ii) is terminated

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without cause; (b) ten (10) years from the date optionee is terminated for cause or resigns from the Company or resigns from or is voted off the Board of Directors, as the case may be; (c) twelve (12) months from the date on which the optionee's eligibility ceases because of any "Disability" if so provided in the optionee's employment contract, if any; or (d) upon the date the option expires by its terms.

                  At any time during such ten (10) year period described in subsection 3.2(a), the option may be exercised in accordance with its terms but only in respect of the number of shares for which the right to exercise has vested at the time of exercise.

                  At any time during such ten (10) year period described in subsection 3.2(b), the option may be exercised in accordance with its terms but only in respect of the number of shares for which the right to exercise has vested on the date of termination of employment or status as a director.

                  At any time during such twelve (12) month period as described in subsection 3.2(c), the option may be exercised in accordance with its terms, but only in respect of the number of shares for which the right to exercise has vested at the time of exercise.

                  The Committee shall decide whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section. The Committee may also extend any expiration date for any option granted hereunder. Any such determination or extension shall be subject to review by the Board of Directors.

                  3.3. DEATH OF OPTIONEE AND TRANSFER OF OPTION: If the optionee dies while eligible to participate in the Plan or within four (4) months after the termination of his or her eligibility, the optionee's executers or administrators or any persons who acquired the option directly from the optionee by bequest or inheritance shall have the right to exercise the optionee's option in accordance with its terms at any time during the twelve (12) month period following optionee's death but only in respect of the number of shares for which the right to exercise has vested at the time of exercise.

                  3.4. TRANSFERABILITY: No option shall be transferable by the optionee otherwise than by will or the laws of intestate succession.

         4. IDENTIFICATION OF STOCK: The stock subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired $.001 par value common stock (the "STOCK"). The aggregate number of shares subject to outstanding options shall not exceed five million (5,000,000) shares of Stock or such number of shares of Stock as the Committee shall from time to time determine (subject to adjustment as provided in Section 5.7). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

         5. TERMS AND CONDITIONS OF OPTIONS: Any Option granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

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                  5.1. NUMBER OF SHARES: Each option shall state the number of shares to which it pertains.

                  5.2. OPTION EXERCISE PRICE: Each option shall state the option price, which shall be not less than 100% of the fair market value of the Stock subject to the option on the date of granting the option, unless otherwise determined at the Committee's discretion.

                  5.3. EXERCISABILITY: Any option shall be exercisable only to the extent that the option has vested in accordance with the provisions hereof and any other terms determined by the Committee.

                  5.4. METHOD OF EXERCISE: An option shall be exercised by written notice to the Corporation stating the number of shares with respect to which the option is being exercised and designating a time for the delivery thereof, which shall be at least fifteen (15) days after the notice is given unless an earlier date was mutually agreed upon. At the time specified in the notice, the Corporation shall deliver to the optionee at the Corporation's principal office, or other appropriate place the Committee determines, a certificate(s) for such shares of previously authorized but unissued shares or acquired or reacquired shares of Stock as the Corporation may elect. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate(s) after notice of exercise for any reasonable period required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this section shall be accompanied by appropriate proof of such person's right to exercise the option.

                  5.5. MEDIUM AND TIME OF PAYMENT: The option price shall be payable in full upon the exercise of the option by certified or bank cashier's check, in shares of the capital stock of the Corporation already owned by the person exercising the option, valued at fair market value, or by cancellation of the option with respect to shares as to which it is then exercisable and as to which the difference between the fair market value of shares and the exercise price with respect to such shares equals the exercise price of the shares as to which the option is being exercised, or any equivalent form of payment acceptable to the Corporation.

                  5.6. TERM OF OPTION: The term of an option granted hereunder shall be determined by the Committee at the time of Grant, but shall not exceed ten (10) years from the day of the grant. In no event shall any option be exercisable after the expiration of its term.

                  5.7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION: Subject to any required shareholder action, the number of shares of stock covered by an outstanding option and the price per share in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from: (i) a subdivision or consolidation of shares; (ii) the payment of a stock dividend (but only on the stock); or (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to the option that would otherwise result from an adjustment pursuant to this subparagraph shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of the option. Subject to any required shareholder action, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding


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option shall pertain and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. The Corporation's Board of Directors may grant each optionee the right to exercise his or her option in whole or in part immediately prior to the Corporation's dissolution or liquidation, or merger or consolidation in which the corporation is not the surviving corporation. If the Corporation is consolidated with or merged into any other corporation, or if the Corporation sells or transfers all or substantially all of its assets, or if any other similar event affecting shares of Stock of the Corporation should occur, and if the exercisability of the options is not accelerated by the Board of Directors and the acquiring Corporation assumes the Corporation's obligations under the options granted under this Plan, then each optionee shall be entitled thereafter to purchase shares of stock and other securities and property in the kind and amount, and at the price, which the optionee would have been entitled to had his or her option been exercised prior to such event. The Corporation shall make lawful provision therefore as part of any such transaction. To the extent that the forgoing adjustments relate to stock or securities of the Corporation, they shall be made by the Committee, whose determinations shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the Corporation's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. Whenever the Corporation takes any action resulting in any adjustment provided for in this Section 5.7, the Corporation shall forthwith deliver notice of the action to optionee. The notice shall set forth the number of shares subject to this option and the purchase price thereof resulting from the adjustment.

                  5.8. RIGHTS AS A SHAREHOLDER: An optionee or a transferee of an option shall have no rights as a share holder with respect to any shares underlying his or her option until fifteen (15) days after exercise of such option, as specified in Section 5.4 hereof. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.7 above.

                  5.9. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS: Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised).

                  5.10. OTHER PROVISIONS: The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Corporation shall deem advisable. Thus, for example, the Committee and the Board of Directors may require that all or any portion of an option granted hereunder not be exercisable until a specified period of time has passed or some other event has occurred.

         6. TERM OF PLAN: Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Corporation's Board of Directors or is approved by the Corporation's shareholders, whichever occurs earlier. Termination of the Plan shall not affect any option previously granted.

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         7. AMENDMENT OF THE PLAN: To the extent permitted by law and subject to any required approval by the Corporation's shareholders, the Board of Directors may suspend or discontinue the Plan or revise or amend it in any way with respect to any shares not subject to options at that time.

         8. APPLICATIONS OF FUNDS: The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

         9. NO OBLIGATION TO EXERCISE OPTION: The granting of an option shall impose no obligation upon the optionee to exercise such option.

         10. APPROVAL OF STOCKHOLDERS: The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation and by the Board of Directors or its Executive Committee.

         11. SECURITIES LAWS COMPLIANCE: Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan, or to sell or issue any share pursuant to any option agreement executed pursuant to the Plan, unless the grant or sale is effectively registered or exempt from registration under the Securities Act of 1933, as amended, and is qualified or exempt from qualification under the appropriate state securities law(s).

         As originally adopted by the Board of Directors on December 9, 1997, and as amended on June 12, 2001.


                                                 GENIUS PRODUCTS, INC.,
                                                 a Nevada Corporation

                                                     /S/ KLAUS MOELLER
                                                 ---------------------
                                                 By:  Klaus Moeller
                                                 Its: Chief Executive Officer



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